                                                                    Exhibit 99.1

ISILON SYSTEMS ANNOUNCES 2010 SECOND QUARTER FINANCIAL RESULTS

Posts Record Revenue and Profitability

SEATTLE, WA — July 22, 2010 — Isilon® Systems (NASDAQ: ISLN) today announced its financial results for the quarter ended June 30, 2010. Revenue for the quarter was $45.1 million, up 15% sequentially compared to $39.3 million in the first quarter of 2010 and up 56% from $29.0 million in the second quarter of 2009.

“Isilon’s second quarter results support our strong business execution and our value proposition to customers,” said Sujal Patel, president and chief executive officer, Isilon Systems.  “Accelerating revenue, strong gross margins and a record number of new customers provide a solid foundation for continued growth,” said Patel. “As enterprises continue their search for the simplest and most cost-effective means of meeting their long-term data management needs, our results further validate that Isilon’s sixth-generation scale-out storage platform offers distinct and clearly understood competitive advantages.”

Financial results for the second quarter of 2010 included the following:

•	Gross margin for the second quarter of 2010 was 62.0%, compared with 62.0% in the first quarter of 2010 and 57.0% in the second quarter of 2009.

•
Net income for the second quarter of 2010 was $2.0 million, or $0.03 per diluted share, compared with net income of $1.1 million, or $0.02 per diluted share in the first quarter of 2010.  Net loss in the second quarter of 2009 was $3.7 million, or $0.06 per diluted share.  Non-GAAP net income for the second quarter of 2010 was $4.1 million, or $0.06 per diluted share, compared with non-GAAP net income of $2.9 million, or $0.04 per diluted share in the first quarter of 2010.  Non-GAAP net loss in the second quarter of 2009 was $2.0 million, or $0.03 per diluted share.

•	Cash flows generated from operations in the second quarter of 2010 were $10.0 million compared with $9.9 million in the first quarter of 2010 and negative $0.7 million in the second quarter of 2009.

•	As of June 30, 2010, cash, cash equivalents and marketable securities were $100 million, compared with $89 million as of March 31, 2010.

Conference Call

Isilon management will host a conference call today at 5:30 a.m. PT (8:30 a.m. ET) to discuss Isilon’s second quarter financial results.  The conference call will be webcast on the Investor Relations section of Isilon’s website at http://www.isilon.com/company/ where it will be archived. In addition, the live conference call will be accessible by telephone at 800-591-6930 or 617-614-4908, passcode 52093291.

A replay of the call will be available by telephone approximately two hours after the call ends until 12:00 midnight ET, July 29, 2010, at 888-286-8010 or 617-801-6888. The replay passcode is 93296983.

About Isilon Systems

As a global leader in scale-out storage, Isilon delivers powerful yet simple solutions for enterprises that want to manage their data, not their storage. Learn more at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share.  Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods.  The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share exclude charges related to stock-based compensation expense and restructuring charges.  Isilon excludes stock-based compensation expense and restructuring charges from its non-GAAP measures primarily because Isilon does not believe they reflect core operating results. Stock-based compensation expense is a non-cash expense dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.  Non-GAAP results also exclude a restructuring charge related to expenses incurred during the second quarter of 2009 in connection with a reduction in the company’s workforce.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures.  We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP measures.  We expect to continue to incur expenses similar to the non-GAAP adjustments described above and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business execution, value proposition, foundation for continued growth and competitive advantages.  These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions.  If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in  file-based content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and macro-economic conditions.    These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our report on Form 10-Q for the quarter ended March 31, 2010, our Annual Report on Form 10-K for 2009 and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.

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Contacts:

Press:
Chris Blessington, Senior Director of Marketing and Communications, Isilon Systems
+1-206-315-7500, chris.blessington@isilon.com

Investors:
+1-206-315-7500, investor-relations@isilon.com

Isilon Systems, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Revenue:
Product	$35,001	$21,827	$64,878	$41,696
Services	10,086	7,164	19,463	14,180

Total revenue	45,087	28,991	84,341	55,876

Cost of revenue:
Product	13,341	8,877	24,810	20,060
Services (1)	3,810	3,588	7,273	8,462

Total cost of revenue	17,151	12,465	32,083	28,522

Gross profit	27,936	16,526	52,258	27,354

Operating expenses:
Research and development (1)	6,102	5,837	11,852	12,246
Sales and marketing (1)	15,490	10,458	28,209	21,600
General and administrative (1)	3,915	3,725	8,149	7,618
Restructuring Charges	-	357	-	357

Total operating expenses	25,507	20,377	48,210	41,821

Income (loss) from operations	2,429	(3,851)	4,048	(14,467)

Other income (expense), net	(283)	239	(571)	538

Income (loss) before income tax expense	2,146	(3,612)	3,477	(13,929)

Income tax expense	(133)	(122)	(349)	(218)

Net income (loss)	$2,013	$(3,734)	$3,128	$(14,147)

Net income (loss) per share, basic	$0.03	$(0.06)	$0.05	$(0.22)

Net income (loss) per share, diluted	$0.03	$(0.06)	$0.04	$(0.22)

Shares used in computing basic net income (loss) per share	65,497	64,085	65,278	63,998

Shares used in computing diluted net income (loss) per share	71,624	64,085	70,341	63,998

(1) Includes stock-based compensation as follows:
Cost of revenue	$107	$94	$181	$142
Research and development	618	483	1,071	854
Sales and marketing	859	344	1,445	921
General and administrative	511	425	1,212	991

Isilon Systems, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of
	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$18,499	$23,135
Marketable securities	81,319	56,019
Trade receivables, net	20,182	20,824
Inventories	6,952	5,636
Other current assets	9,388	5,819
Total current assets	136,340	111,433

Property and equipment, net	6,095	6,660
Total assets	$142,435	$118,093

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,160	$7,313
Accrued liabilities	6,235	5,155
Accrued compensation and related benefits	8,419	6,828
Deferred revenue	28,437	24,421
Total current liabilities	53,251	43,717

Deferred revenue, net of current portion	19,041	13,380
Deferred rent, net of current portion	2,420	2,717
Total liabilities	74,712	59,814

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	211,524	205,192
Accumulated other comprehensive loss	(389)	(373)
Accumulated deficit	(143,413)	(146,541)
Total stockholders' equity	67,723	58,279
Total liabilities and stockholders' equity	$142,435	$118,093

Isilon Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(in thousands)		(in thousands)
Cash flows from operating activities
Net income (loss)	$2,013	$(3,734)	$3,128	$(14,147)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,067	1,537	2,228	3,184
Amortization of discount on marketable securities	307	81	555	139
Stock-based compensation expense	2,095	1,346	3,909	2,908
Changes in operating assets and liabilities:
Accounts receivable, net	(5,931)	(2,080)	642	(1,158)
Inventories, net	(713)	1,026	(1,316)	6,405
Other current assets	(3,681)	227	(3,629)	31
Accounts payable	5,950	(1,830)	2,400	(2,003)
Accrued liabilities, compensation and deferred rent	2,782	1,438	2,302	473
Deferred revenue	6,111	1,320	9,677	2,937

Net cash provided by (used in) operating activities	10,000	(669)	19,896	(1,231)

Cash flows from investing activities
Purchases of property and equipment	(423)	(247)	(1,244)	(1,271)
Purchases of marketable securities	(39,242)	(21,481)	(61,169)	(25,982)
Proceeds from sales and maturities of marketable securities	27,005	11,525	35,309	24,325

Net cash used in investing activities	(12,660)	(10,203)	(27,104)	(2,928)

Cash flows from financing activities
Proceeds from exercise of stock options	1,606	59	2,069	427
Proceeds from employee stock purchase plan	-	-	573	-

Net cash provided by financing activities	1,606	59	2,642	427

Effect of exchange rate changes on cash and cash equivalents	(46)	151	(70)	101

Net decrease in cash and cash equivalents	(1,100)	(10,662)	(4,636)	(3,631)
Cash and cash equivalents at beginning of period	19,599	41,373	23,135	34,342
Cash and cash equivalents at end of period	$18,499	$30,711	$18,499	$30,711

Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

	Gross margin %	Operating Expenses	Income (loss) from operations	Net income (loss)	Net income (loss) per common share, diluted
Three Months Ended
June 30, 2010
GAAP	62.0%	$25,507	2,429	$2,013	$0.03
Adjustments:
Stock-based compensation	0.2%	(1,988)	2,095	2,095	$0.03
Non-GAAP	62.2%	$23,519	$4,524	$4,108	$0.06

March 31, 2010
GAAP	62.0%	$22,703	1,619	$1,115	$0.02
Adjustments:
Stock-based compensation	0.2%	(1,740)	1,814	1,814	$0.02
Non-GAAP	62.2%	$20,963	$3,433	$2,929	$0.04

June 30, 2009
GAAP	57.0%	20,377	(3,851)	$(3,734)	$(0.06)
Adjustments:
Stock-based compensation	0.3%	(1,252)	1,346	1,346	$0.02
Restructuring charges	-	(357)	357	357	$0.01
Non-GAAP	57.3%	$18,768	$(2,148)	$(2,031)	$(0.03)

Six Months Ended
June 30, 2010
GAAP	62.0%	$48,210	$4,048	$3,128	$0.04
Adjustments:
Stock-based compensation	0.2	(3,728)	3,909	3,909	0.06
Non-GAAP	62.2%	$44,482	$7,957	$7,037	$0.10

June 30, 2009
GAAP	49.0%	$41,821	$(14,467)	$(14,147)	$(0.22)
Adjustments:
Stock-based compensation	0.2	(2,766)	2,908	2,908	0.05
Restructuring Charges	-	(357)	357	357	0.01
Non-GAAP	49.2%	$38,698	$(11,202)	$(10,882)	$(0.16)